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                                                                     EXHIBIT 4.6



                 INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT



                                      among


                           WELLS FARGO FOOTHILL, INC.,
                                    as Agent,

                              THE BANK OF NEW YORK,
                                   as Trustee,

                         THE MAJESTIC STAR CASINO, LLC.,
                         and certain of its Affiliates,
                                   as Debtors

                           Dated as of October 7, 2003


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                 INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT


         THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT dated as of October 7, 2003 (this "Agreement") is made by and among WELLS FARGO FOOTHILL, INC., as the arranger and administrative agent for certain lenders (the "Original Agent") under and pursuant to the Loan Agreement (as hereinafter defined), THE BANK OF NEW YORK, solely in its capacity as trustee under the Indenture Loan Documents (as hereinafter defined) (in such capacity, the "Trustee"), THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company ("Parent"), and those certain affiliates of Parent party hereto (each a "Debtor", and individually and collectively and jointly and severally, the "Debtors").


                                    RECITALS


         A. Parent, The Majestic Star Casino Capital Corp., an Indiana corporation (together with Parent, the "Issuers"), the Indenture Guarantors (as hereinafter defined) and the Trustee have entered into an Indenture, dated as of October 7, 2003 (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the "Indenture"), pursuant to which the Issuers and the Indenture Guarantors incurred indebtedness for certain notes (such notes, together with all other notes issued after the date hereof and exchange notes issued in exchange therefore, the "Notes") in an aggregate principal amount at maturity of $270,000,000. The repayment of the Indenture Secured Obligations (as hereinafter defined) is secured by security interests in and liens on the assets and properties described in the Pledge and Security Agreement, dated as of the date hereof (the "Indenture Security Agreement"), made by the Issuers and the Indenture Guarantors in favor of the Trustee for the benefit of the Trustee and the Noteholders, the Pledge Agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the "Indenture Pledge Agreement"), made by Barden Development, Inc., an Indiana corporation ("BDI"), in favor of the Trustee for the benefit of the Trustee and the Noteholders, the Trademark Security Agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the Indenture Trademark Security Agreement"), made by the Issuers and the Indenture Guarantors in favor of the Trustee for the benefit of the Trustee and the Noteholders, certain preferred ship mortgages (made as of the date hereof and from time to time hereafter, in each case by either of the Issuers or one or more if the Indenture Guarantors, as applicable, in favor of the Trustee for the benefit of the Trustee and the Noteholders (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, each, a "Ship Mortgage"), and certain real property mortgages (made as of the date hereof and from time to time hereafter, in each case by either or the Issuers or one or more of the Indenture Guarantors, as applicable, in favor of the Trustee for the benefit of the Trustee and the Noteholders (as amended, supplemented, or otherwise modified from time to time




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in accordance with the terms of this Agreement, each a "Mortgage" and, together with the Indenture, the Indenture Security Agreement, the Indenture Pledge Agreement, the Indenture Trademark Security Agreement, the Ship Mortgages, and any other agreements, instruments or other documents that evidence the lien of the Trustee in the Collateral (as defined below) executed and delivered in connection therewith, in each case as amended, supplemented, or otherwise modified from time to time as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the "Indenture Agreements").

         B. Parent, Barden Mississippi Gaming, LLC, a Mississippi limited liability company, and Barden Colorado Gaming, LLC, a Colorado limited liability company, (collectively, the "Borrowers"), the Original Agent, and the lenders a party thereto (the "Original Lenders") have entered into a Loan and Security Agreement, dated as of October 7, 2003 (the "Original Loan Agreement"), and the Borrowers, the Lender Guarantors (as hereinafter defined) and the Original Agent have entered into those certain guaranties, guarantor security agreements, control agreements, stock pledge agreements, preferred ship mortgages, trademark security agreements, and mortgages (the "Security Documents," and together with the Original Loan Agreement, the "Original Loan Documents") pursuant to which the Original Agent and the Original Lenders agreed, upon the terms and conditions stated therein, to make loans and advances to and to issue letters of credit on account of the Borrowers and the Lender Guarantors up to the principal amount of $80,000,000, together with the fees, interest, expenses and other obligations due under the Original Loan Agreement. The repayment of the Obligations (as that term is defined in the Original Loan Agreement) is secured by first priority security interests in and liens on the Collateral (as defined below) pursuant to the Security Documents.

         C. One of the conditions of the Original Loan Agreement is that the priority of the security interests in and liens on the Collateral (as defined below) to secure the Loan Agreement Secured Obligations be senior to the security interests in and liens on the Collateral (as defined below) to secure the Indenture Secured Obligations (as hereinafter defined), in the manner and to the extent provided in this Agreement.

         D. The Original Agent and the Trustee desire to enter into this Agreement concerning the respective rights of the Agent and the Trustee with respect to the priority of their respective security interests in and liens on the Collateral (as defined below).

         E. The terms of the Indenture permit the Debtors to enter into the Original Loan Documents, subject to compliance with certain conditions, and in connection therewith authorize and direct the Trustee to enter into a subordination agreement substantially in the form of this Agreement.

         F. In order to induce the Original Agent and the Original Lenders to extend credit to the Borrowers and for purposes of certain conditions precedent and covenants of the Original Loan Agreement, the Agent and the Trustee hereby agree as follows:


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                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

                  "Agreement"
                  "BDI"
                  "Borrowers"
                  "Debtors"
                  "Indenture Agreements"
                  "Indenture"
                  "Issuers"
                  "Notes"
                  "Original Agent"
                  "Original Lenders"
                  "Original Loan Agreement"
                  "Original Loan Documents"
                  "Parent"
                  "Security Documents"
                  "Trustee"

         Section 1.02 Loan Agreement Definitions. All capitalized terms which are used but not defined herein shall have the same meaning as in the Original Loan Agreement, as in effect on the date hereof.

         Section 1.03 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Agent" means the Original Agent, together with all successors, assigns, transferees, participants, replacement or refinancing agents, of the Original Agent, including any Person designated and acting as administrative or collateral agent under any Loan Agreement; provided, that for purposes of this Agreement, the Trustee shall be entitled to deal only with the Original Agent until such time as the Original Agent shall have assigned to another Agent all of its rights and obligations hereunder to such other Agent pursuant to an agreement which has been provided by the Original Agent to the Trustee and until receipt thereof, Trustee shall not be liable for any such dealings (including the turning over of any Collateral or proceeds thereof to the Original Agent at a time when any other Agent and not the Original Agent was entitled thereto).

                  "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in






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the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

                  "Cash Collateral" means any Collateral consisting of cash or cash equivalents, any security entitlement (as defined in the New York Commercial Code) and any financial assets (as defined in the New York Commercial
Code).

                  "Collateral" means all of each Debtor's right, title and interest in and to, and under all real and personal property and assets of such Debtor with respect to which Agent or Trustee has been granted a Lien.

                  "Control Collateral" means any Collateral consisting of a certificated security (as defined in the New York Commercial Code), investment property (as defined in the New York Commercial Code), a deposit account (as defined in the New York Commercial Code) and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

                  "Discharge of Loan Agreement Secured Obligations" means payment in full in cash of the Loan Agreement Secured Obligations (other than Loan Agreement Secured Obligations consisting of contingent indemnification obligations under the Lender Loan Documents) up to (but not in excess of) the Maximum Priority Debt Amount, including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities issued pursuant thereto in respect of outstanding letters of credit), delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the Loan Agreement, in each case, after or concurrently with termination of all commitments to extend credit thereunder.

                  "Equity Interests" means all Capital Stock, and all warrants, options or other rights to acquire any Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Indenture Guarantors" means Majestic Investor, LLC, Majestic Investor Holdings, LLC, Majestic Investor Capital Corp., Barden Mississippi Gaming, LLC, and Barden Colorado Gaming, LLC.

                  "Indenture Loan Documents" shall mean the Indenture Agreements, the Notes, and such other agreements, instruments and certificates as defined or referred to in the Indenture.

                  "Indenture Secured Obligations" shall mean all obligations and all other amounts owing or due under the terms of or represented by the Indenture Loan Documents, together with interest, premiums, fees, costs and expenses in respect thereof (including, without limitation, attorneys fees and disbursements and including interest





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accrued after the initiation of any Insolvency Proceeding, whether or not allowed or allowable in any Insolvency Proceeding).

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Lenders" means the Original Lenders, together with all successors, assigns, transferees, participants, replacement or refinancing lenders, of the Original Lenders, including any Person designated as a Lender under any Loan Agreement.

                  "Lender Guarantors" means BDI, The Majestic Star Casino Capital Corp., Majestic Investor, LLC, Majestic Investor Holdings, LLC, and Majestic Investor Capital Corp.

                  "Lender Loan Documents" means the Loan Agreement, the Security Documents, the "Loan Documents" as defined in the Original Loan Agreement, the collateral documents and instruments executed and delivered in connection therewith or in connection with any other Loan Agreement hereunder, and such other agreements, instruments and certificates as defined in a Loan Agreement.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Lien Priority" means with respect to any Lien of the Agent or the Trustee in the Collateral, the order of priority of such Lien as specified in Section 2.01.

                  "Loan Agreement" means the Original Loan Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of the Borrowers or any other Persons as parties thereto) or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Original Loan Agreement (or in any other agreement that itself is a Loan Agreement hereunder) and whether by the same or any




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other agent, lender, or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder.

                  "Loan Agreement Secured Obligations" means all Obligations and all other amounts owing or due under the terms of the Loan Agreement and the other Lender Loan Documents, including any and all amounts payable under or in respect of the Lender Loan Documents, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including principal, premium, interest, fees, attorneys' fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable thereunder or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Borrowers, any Lender Guarantor or any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding).

                  "Loan Documents" means the Lender Loan Documents and the Indenture Loan Documents.

                  "Maximum Priority Debt Amount" means, as of any date of determination, (a) the principal amount (including the undrawn amount of Letters of Credit) of Loan Agreement Secured Obligations as of such date up to, but not in excess of, $80,000,000 plus (b) any premium, interest, fees, attorneys' fees, costs, charges, expenses, indemnities, and all other amounts payable under the Loan Agreement or the other Lender Loan Documents or in respect of the Loan Agreement Secured Obligations or clause (a); and including, for each amount specified in clause (a), all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Borrower, any Lender Guarantor or any other Person irrespective of whether a claim for all or any portion of such amount is allowable or allowed in any Insolvency Proceeding.

                  "Noteholders" means each of the holders of the Notes.

                  "Party" means Agent and Trustee.

                  "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

                  "Proceeds" means (i) all "proceeds" as defined in Article 9 of the New York Commercial Code with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.



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                  "Recovery" has the meaning set forth in Section 5.03.

                  "Standstill Notice" means a written notice from or on behalf of the Agent to the Trustee stating that an Event of Default has occurred and stating that such written notice is a "Standstill Notice".

                  "Standstill Period" has the meaning set forth in Section 2.03.

                  Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns.

                                  ARTICLE II.

                                  LIEN PRIORITY

         Section 2.01 Agreement to Subordinate. Notwithstanding the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Trustee or the Noteholders in respect of all or any portion of the Collateral or of any Liens granted to the Agent or the Lenders in respect of all or any portion of the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Agent (or any Lender) or the Trustee (or any Noteholder) in any Collateral or any provision of the Uniform Commercial Code, any other applicable law, the Indenture, the Loan Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that:

                  (a) (i) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Trustee (or any Noteholder) that secures all or any portion of the Indenture Secured Obligations, shall in all respects be junior and subordinate to all Liens granted to the Agent (or any Lender) in the Collateral to secure all or any portion of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount, and (ii) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Agent (or any Lender) that secures all or any portion of the Loan Agreement Secured Obligations in excess of the



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Maximum Priority Debt Amount, shall in all respects be junior and subordinate to all Liens granted to the Trustee (or any Noteholder) in the Collateral to secure all or any portion of the Indenture Secured Obligations, and

                  (b) (i) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Agent (or any Lender) that secures all or any portion of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount, shall in all respects be senior and prior to all Liens granted to the Trustee (or any Noteholder) in the Collateral to secure all or any portion of the Indenture Secured Obligations, and (ii) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Trustee (or any Noteholder) that secures all or any portion of the Indenture Secured Obligations, shall in all respects be senior and prior to all Liens granted to the Agent (or any Lender) in the Collateral to secure all or any portion of the Loan Agreement Secured Obligations in excess of the Maximum Priority Debt Amount,

                  The Trustee, for and on behalf of itself and the Noteholders, acknowledges and agrees that, concurrently herewith, the Agent has been granted Liens upon all of the Collateral in which the Trustee has been granted Liens and the Trustee hereby consents thereto. The Agent, for and on behalf of itself and the Lenders, acknowledges and agrees that the Trustee, for the benefit of itself and the Noteholders, has been granted Liens upon all of the Collateral in which the Agent has been granted Liens and the Agent hereby consents thereto. The subordination of Liens (up to the Maximum Priority Debt Amount) by the Trustee, on behalf of itself and the Noteholders, in favor of the Agent herein shall not be deemed to subordinate the Trustee's Liens to the Liens of any other Person. The subordination of Liens (in excess of the Maximum Priority Debt Amount) in favor of the Trustee, for the benefit of itself and the Noteholders, herein shall not be deemed to subordinate the Agent's Liens to the Liens of any other Person.

         Section 2.02 Waiver of Right to Contest Liens. The Trustee agrees, on behalf of itself and the Noteholders, that it and they shall not (and hereby waives, on behalf of itself and the Noteholders, any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Agent in respect of the Collateral. The Trustee, for itself and on behalf of the Noteholders, agrees that none of the Trustee or the Noteholders will take any action that would hinder any exercise of remedies undertaken by the Agent or any Lender under the Lender Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise. The Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Agent or any Lender seeks to enforce the Liens in any portion of the Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the






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Collateral even if any portion of the Liens securing the Loan Agreement Secured
Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise). The Agent, for and on behalf of itself and the Lenders, agrees that it and they shall not (and hereby waives, on behalf of itself and the Lenders, any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Trustee in respect of the Collateral. Following the Discharge of Loan Agreement Secured Obligations, the Agent agrees, for and on behalf of itself and the Lenders, that none of the Agent or the Lenders will take any action that would hinder any exercise of remedies undertaken by the Trustee or any Noteholder under the Indenture Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise. Following the Discharge of Loan Agreement Secured Obligations, the Agent, for and on behalf of itself and the Lenders, hereby waives any and all rights it or the Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Trustee or any Noteholder seeks to enforce the Liens in any portion of the Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Indenture Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise).

         Section 2.03 Remedies Standstill. At any time after the occurrence and during the continuation of an Event of Default under any of the Loan Documents, the Agent may send a Standstill Notice to the Trustee. The Trustee, on behalf of itself and the Noteholders, agrees that from and after the date of the Trustee's receipt of any Standstill Notice, none of the Trustee or any Noteholder will exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of, or foreclosure on the Collateral or any other right relating to any Collateral (including the exercise of any voting rights relating to any Capital Stock constituting Collateral) under the Indenture Loan Documents, applicable law or otherwise as a secured creditor and will not take or receive any Collateral in connection with the exercise of any such right or remedy (including recoupment or set-off), whether under the Indenture Loan Documents, applicable law, in an Insolvency Proceeding or otherwise until the earliest to occur of (a) the Agent, for and on behalf of itself and the Lenders, has expressly waived or acknowledged the cure of the applicable Event of Default in writing or the Discharge of the Loan Agreement Secured Obligations shall have occurred, (b) 180 days shall have elapsed from the date of the Trustee's receipt of such Standstill Notice, and (c) 190 days shall have elapsed from the date of the Agent's receipt of a Default Notice, except, in the case of clauses (b) or
(c), with respect to any Collateral which the Agent is pursuing its rights or remedies as a secured creditor to effect the collection, foreclosure, sale, or other realization upon or disposition of such collateral; provided, that in no event shall the Trustee be entitled to exercise its rights or remedies in respect of the Collateral under the Indenture Loan Documents until the date that is 10 days after the date when Agent has






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received a Default Notice (as defined below). From and after the earlier to occur of (i) the Trustee's receipt of such waiver or cure notice, (ii) the elapsing of such 180-day period after receipt of a Standstill Notice, and (iii) the elapsing of such 190-day period after receipt of a Default Notice, any of the Trustee or any Noteholder may commence to exercise any of its rights and remedies as a secured creditor under the Indenture Loan Documents, applicable law or otherwise (subject to the provisions of this Agreement, including Section
4.02 hereof and except with respect to any such Collateral as to which the Agent is effecting the collection, foreclosure, sale or other realization upon or disposition of). For the avoidance of doubt, provided that the Agent has not sent a Standstill Notice to the Trustee, the Trustee may exercise its rights or remedies in respect of the Collateral under the Indenture Loan Documents after the date that is 10 days after the date when Agent receives a Default Notice (as defined below), subject to the provisions of the second sentence of this Section
2.03. The Agent may only send four Standstill Notices following the date hereof (it being understood and agreed as clarification to the foregoing that no more than four Standstill Notices may be provided whether delivered hereunder or under any corresponding provision of any other agreement similar hereto that may be delivered pursuant to Section 7.16), and no more than one Standstill Notice may be given by the Agent in any consecutive 365-day period (or 366-day period, as applicable). The time period during which the Trustee is not permitted to exercise rights or remedies under this section is referred to herein as the "Standstill Period". If other than during any Standstill Period an Event of Default has occurred and is continuing under an Indenture Loan Document, and the Trustee intends to immediately exercise its rights or remedies under the Indenture Loan Documents, the Trustee may send written notice thereof (a "Default Notice") to the Agent.

         Section 2.04 Exercise of Rights.

                  (a) No Other Restrictions. Except as expressly set forth in this Agreement, each of the Trustee, the Noteholders, the Agent, and the Lenders shall have any and all rights and remedies it may have as a creditor under applicable law, including the rights to exercise all rights and remedies in foreclosure or otherwise with respect to any of the Collateral; provided, however, that any such exercise by the Trustee or the Noteholders, and any collection or sale of all or any portion of the Collateral by the Trustee or the Noteholders, shall be subject to the Liens of the Agent on the Collateral to the extent provided in Section 2.01 and to the provisions of this Agreement including Section 4.02 hereof. In exercising rights and remedies with respect to the Collateral, the Agent and the Lenders may enforce the provisions of the Lender Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law; provided, that the Agent agrees to provide copies of any notices that it is required under applicable law to deliver to any Debtor to the Trustee; provided further, that the failure to provide any such copies to the Trustee shall not impair any of the Agent's rights hereunder.




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                  (b) Release of Liens. In the event of any such private or
public sale, the Trustee agrees, on behalf of itself and the Noteholders, that such sale will be free and clear of the Liens securing the Indenture Secured Obligations and, if the sale or other disposition includes the Equity Interests in any Debtor, agrees to release the entities whose Equity Interests are sold from all Indenture Secured Obligations so long as the Agent also releases the entities whose Equity Interests are sold from all Loan Agreement Secured Obligations. In furtherance thereof, the Trustee agrees that it will execute any and all Lien releases or other documents reasonably requested by the Agent in connection therewith, so long as the proceeds from such sale or other disposition of the Collateral are applied in accordance with the terms of this Agreement.

                  (c) Subject to Section 3.01, the Trustee and the Noteholders may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding or to join or participate in, any action or proceeding or other activity described in Section 3.01; provided, however, that exercise of any such right by the Trustee or any Noteholder shall be subject to all of the terms and conditions of this Agreement, including the obligation to turn over Collateral and Proceeds to the Agent for application to the Loan Agreement Secured Obligations as provided in Section 4.02.

                  (d) The Trustee may make such demands or file such claims in respect of the Indenture Secured Obligations as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, but except as provided in this
Section 2.04, the Trustee shall not take any actions restricted by this Agreement until the Discharge of Loan Agreement Secured Obligations shall have occurred.

                  (e) Following the Discharge of Loan Agreement Secured Obligations, the other provisions of this Section 2.04 shall apply to the Trustee, for the benefit of itself and the Noteholders, as if it was the Agent, and to the Agent, for the benefit of itself and the Lenders, as if it was the Trustee, mutatis mutandis.

                                  ARTICLE III.

                             ACTIONS OF THE PARTIES

         Section 3.01 Limitation on Certain Actions. Notwithstanding any other provision hereof, during any Standstill Period prior to the date that the Discharge of Loan Agreement Secured Obligations occurs, the Trustee will not:

                  (a) commence receivership or foreclosure proceedings against any Debtor or any Collateral;

                  (b) sell, collect, transfer or dispose of any Collateral or Proceeds; or

                  (c) notify third party account debtors to make payment directly to it or any of its agents or other Persons acting on its behalf.

         Section 3.02 Agent for Perfection. Each of the Agent, for and on behalf of itself and the Lenders, and the Trustee, for and on behalf of itself and each Noteholder, as applicable, agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, as applicable) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 3.02. None of the Agent, the Lenders, the Trustee or the Noteholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Debtor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the Agent and the Trustee under this Section 3.02 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other for purposes of perfecting the Lien held by the Trustee or the Agent, as applicable. The Agent is not and shall not be deemed to be a fiduciary of any kind for the Trustee, the Noteholders or any other Person. The Trustee is not and shall not be deemed to be a fiduciary of any kind for the Agent or any other Person. In the event that (a) any of the Trustee or any Noteholder receives any Proceeds or Collateral in contravention of the Lien Priority, or (b) the Agent or any Lender receives any Proceeds or Collateral in contravention of the Lien Priority, it shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the Agent, or (ii) in the case of clause (b), the Trustee, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.02 of this Agreement.

                                  ARTICLE IV.

                       NOTICES AND APPLICATION OF PROCEEDS

         Section 4.01 Notices of Exercise. Concurrently with the delivery of any notice of any event of default under the Indenture Loan Documents to an Issuer or an Indenture Guarantor or with any exercise by the Trustee of any of its rights or remedies under the Indenture Loan Documents following the occurrence of any default under the Indenture Loan Documents, the Trustee shall give notice of such exercise to the Agent and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement. Concurrently with the delivery of any notice of any event of default under the Lender Loan Documents to a Borrower or a Lender Guarantor or with any exercise by the Agent of any of its rights or remedies under the Lender Loan Documents following the occurrence of any default under the Lender Loan Documents, the Agent shall give notice of such exercise to the Trustee and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement.

         Section 4.02 Application of Proceeds.

                  (a) Revolving Nature of Loan Agreement Secured Obligations. As long as the Agent is not exercising any of its remedies as a secured creditor under the Lender Loan Documents and including during any Standstill Period, the Agent may apply any and all of the proceeds of the Collateral consisting of accounts receivable, other rights to payment or Cash Collateral in accordance with the provisions of the Lender Loan Documents, subject to the provisions of this Agreement, including Sections 3.02 and 4.02 hereof. The Trustee, for and on behalf of itself and the Noteholders, expressly acknowledges and agrees that (a) any such application of the proceeds of accounts receivable, other rights to payment or Cash Collateral or the release of any Lien by the Agent upon any portion of the Collateral in connection with an Asset Sale permitted under
Section 7.4 of the Original Loan Agreement shall not be considered to be the exercise of remedies under this Agreement; and (b) all Proceeds or Cash Collateral received by Agent in connection therewith may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, as Loan Agreement Secured Obligations without reducing the Maximum Priority Debt Amount, except to the extent that such amounts are applied to permanently reduce the aggregate revolver commitments in accordance with the Loan Agreement, in which case the Maximum Priority Debt Amount shall be automatically reduced by such amount.

                  (b) Turnover of Cash Collateral After Payment. Upon the Discharge of the Loan Agreement Secured Obligations, the Agent shall deliver to the Trustee or execute such documents as the Trustee may reasonably request to cause the Trustee to have control over any Cash Collateral or Control Collateral still in Agent's possession, custody or control in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Trustee to the Indenture Secured Obligations. Proceeds of any exercise by the Agent or the Trustee, as applicable, of any of their respective secured creditor rights or remedies under any of the Loan Documents, under applicable law, or otherwise with respect to any Collateral or Proceeds, shall be (a) until the Discharge of the Loan Agreement Secured Obligations, retained by the Agent or promptly turned over by the Trustee or any Noteholder, as the case may be, to the Agent in the same form as received, with any necessary endorsements, (b) after the Discharge of the Loan Agreement Secured Obligations and until all Indenture Secured Obligations have been paid in full in cash, retained by the Trustee or promptly turned over by the Agent to the Trustee in the same form as received, with any necessary endorsements, and (c) if there are any amounts still due or any obligations outstanding to the Agent under the Lender Loan Documents in excess of the Maximum Priority Debt Amount after the payment in full in cash of all Indenture Secured Obligations, shall be retained by the Agent or promptly turned over by the Trustee to the Agent in the same form as received, with any necessary endorsements.

                  (c) Application of Proceeds. The Agent and the Trustee hereby agree that all Collateral and all Proceeds received by either of them upon the exercise of any their secured creditor rights or remedies under any of the Loan Documents, applicable law, or otherwise shall be applied, first, to the payment of costs and expenses of the Agent and the Lenders, or of the Trustee and the Noteholders, as applicable, in connection with such exercise,

                  second, to the payment of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount,

                  third, to the payment of the Indenture Secured Obligations, and fourth, to the payment of any Loan Agreement Secured Obligations in excess of the Maximum Priority Debt Amount.

In exercising remedies, whether as a secured creditor or otherwise, the Agent shall have no obligation or liability to the Trustee or to any Noteholder and the Trustee shall have no obligation or liability to the Agent or to any Lender regarding the adequacy of any Proceeds or for any action or omission save and except solely an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

         Section 4.03 Specific Performance. Each of the Agent and the Trustee is hereby authorized to demand specific performance of this Agreement, whether or not any Debtor shall have complied with any of the provisions of any of the Loan Documents, at any time when the other shall have failed to comply with any of the provisions of this Agreement applicable to it; provided, however, the remedy of specific performance shall not be available, and the asserting party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each of the Agent and the Trustee hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                                   ARTICLE V.

                   INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

         Section 5.01 Notice of Acceptance and Other Waivers.

                  (a) All Loan Agreement Secured Obligations at any time made or incurred by any Debtor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Trustee, on behalf of itself and the Noteholders, hereby waives (i) notice of acceptance, or proof of reliance, by the Agent or any Lender of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Loan Agreement Secured Obligations. None of the Agent, any Lender or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement. If the Agent or any Lender honors (or fails to honor) a request by a Borrower for an extension of credit pursuant to the Loan Agreement or any of the Lender Loan Documents, whether Agent or any Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Indenture or any Indenture Loan Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Agent or any Lender otherwise should exercise any of its contractual rights or remedies under the Lender Loan Documents (subject to the express terms and conditions hereof), neither Agent nor any Lender shall have any liability whatsoever to the Trustee or any Noteholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Agent and the Lenders will be entitled to manage and supervise their loans and extensions of credit under the Loan Agreement and other Lender Loan Documents as the Agent and the Lenders may, in their sole discretion, deem appropriate, and the Agent and the Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. The Trustee, on behalf of itself and the Noteholders, agrees that the Agent and the Lenders shall not incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Lender Loan Documents conducted in accordance with mandatory provisions of applicable law.

                  (b) None of Trustee or any of the Noteholders or any of their affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement. If the Trustee or any of the Noteholders should exercise any of their contractual rights or remedies under the Indenture Agreements (subject to the express terms and conditions hereof), none of the Trustee or any of the Noteholders shall have any liability whatsoever to the Agent or any Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Trustee and Noteholders will be entitled to manage and supervise their loans and extensions of credit under the Indenture Agreements as they may, in their sole discretion, deem appropriate, and they may manage their loans and extensions of credit without regard to any rights or interests that the Agent and the Lenders have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Subject to Section 2.03, the Agent agrees, for and on behalf of itself and the Lenders, that none of the Trustee or the Noteholders shall incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Indenture Agreements conducted in accordance with mandatory provisions of applicable law.

         Section 5.02 Modifications to Lender Loan Documents and Indenture Agreements.

                  (a) The Trustee, on behalf of itself and the Noteholders, hereby agrees that, without affecting the obligations of the Trustee and the Noteholders hereunder, the Agent, on behalf of itself and the Lenders, may, at any time and from time to time, in its sole discretion without the consent of or notice to the Trustee or any Noteholder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Trustee or any Noteholder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any Lender Loan Document in any manner whatsoever (provided, however, that in no event shall the Agent or any Lender obtain a Lien on any assets of any Debtor not constituting Collateral unless (i) the Trustee also obtains a Lien on such assets or (ii) the Trustee declines in a writing to the Agent to obtain a Lien on such assets or has released such assets in accordance with the applicable Indenture Loan Documents), including, to

                           (i) change the manner, place, time, or terms of
                  payment or renew or alter, all or any of the Loan Agreement Secured Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Loan Agreement Secured Obligations or any of the Lender Loan Documents,

                           (ii) retain or obtain a Lien on any property of any
                  Person to secure any of the Loan Agreement Secured Obligations, and in that connection to enter into any additional Lender Loan Documents,

                           (iii) amend, or grant any waiver, compromise or
                  release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Loan Agreement Secured Obligations,

                           (iv) release its Lien on any Collateral or other
                  property,

                           (v) exercise or refrain from exercising any rights
                  against any Borrower, any Guarantor or any other Person,

                           (vi) retain or obtain the primary or secondary
                  obligation of any other Person with respect to any of the Loan Agreement Secured Obligations, and

                           (vii) otherwise manage and supervise the Loan
                  Agreement Secured Obligations as the Agent shall deem appropriate.

                  (b) The Agent, for and on behalf of itself and the Lenders, hereby agrees that, without affecting the obligations of the Agent or the Lenders hereunder, the Trustee, on behalf of itself and the Noteholders, may, at any time and from time to time, in its sole discretion without the consent of or notice to the Agent or any Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Agent or any Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any Indenture Agreement in any manner whatsoever, provided, however, that in no event shall the Trustee or any Noteholder obtain a Lien on any assets of any Debtor not constituting Collateral unless (i) Agent also obtains a Lien on such assets or
(ii) Agent declines in a writing to Trustee to obtain a Lien on such assets or has released such assets in accordance with the applicable Lender Loan Documents.

                  (c) Notwithstanding anything to the contrary herein, this
Section 5.02 shall not be construed to constitute a waiver by the Trustee or any Noteholder of any provision of the Indenture.

                  (d) Notwithstanding anything to the contrary herein, in no event shall Indebtedness represented by any notes issued pursuant to the Indenture, including any Notes (or represented by any other evidence of indebtedness for borrowed money under the Notes or the Indenture) at any time exceed an aggregate principal amount equal to $270,000,000.

         Section 5.03 Reinstatement and Continuation of Agreement.

                  (a) If Agent or any Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the any Debtor or any other Person any amount (a "Recovery"), then the Loan Agreement Secured Obligations shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery (or prior to any Recovery described in clause (b) of this Section), this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of the Trustee, the Noteholders, the Agent, and the Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Debtor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Debtor in respect of the Loan Agreement Secured Obligations or the Indenture Secured Obligations. No priority or right of the Agent or any Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Debtor or by the noncompliance by any Person with the terms, provisions, or covenants of any Loan Document, regardless of any knowledge thereof which the Agent or any Lender may have.

                  (b) If the Trustee or any Noteholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Debtor or any other Person a Recovery, then the Indenture Secured Obligations shall be reinstated to the extent of such Recovery. No priority or right of the Trustee or any Noteholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Debtor or by the noncompliance by any Person with the terms, provisions, or covenants of any Loan Document, regardless of any knowledge thereof which the Trustee or any Noteholder may have.

                                  ARTICLE VI.

                             INSOLVENCY PROCEEDINGS

         Section 6.01 DIP Financing. If any Debtor shall be subject to any Insolvency Proceeding and the Agent, for and on behalf of itself and the Lenders, shall desire, prior to the Discharge of Loan Agreement Secured Obligations, to permit the use of cash collateral or to permit any Debtor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision under the law applicable to any Insolvency Proceeding ("DIP Financing") to be secured by all or any portion of the Collateral, then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection with its or their interest in any such Collateral except to the extent specified in
Section 6.02. To the extent the Liens securing the Loan Agreement Secured Obligations are subordinated or pari passu with such DIP Financing, the Trustee, for and on behalf of itself and the Noteholders, hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) upon the terms and conditions specified in this Agreement. Until the Discharge of Loan Agreement Secured Obligations has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral and will not provide or offer to provide any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Loan Agreement Secured Obligations, in each case unless the Agent otherwise has provided its express written consent.

         Section 6.02 No Contest. The Trustee, on behalf of itself and the Noteholders, agrees that, prior to the Discharge of Loan Agreement Secured Obligations, none of them shall contest (or support any other Person contesting)
(a) any request by the Agent, for and on behalf of itself and the Lenders, for adequate protection, or (b) any objection by the Agent, for and on behalf of itself and the Lenders, to any motion, relief, action, or proceeding based on Agent, for and on behalf of itself and the Lenders, claiming that their interests in the Collateral are not adequately protected or any other similar request under any law applicable to an Insolvency Proceeding. Notwithstanding the foregoing, in any Insolvency Proceeding, if the Agent, for and on behalf of itself and the Lenders, is granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under
Section 363 or Section 364 of Title 11 of the United States Code or any similar law applicable to any Insolvency Proceeding, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien hereby is and shall be deemed to be subordinated to the Liens securing the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount and such DIP Financing (and all obligations relating thereto) on the same basis as the Lien Priority. In the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of Liens in respect of additional collateral, then the Trustee, on behalf of itself and each of the Noteholders, agrees that the Agent also shall be granted a senior Lien on such additional collateral as security for the Loan Agreement Secured Obligations (and for any such DIP Financing) and that any Lien on such additional collateral securing the Indenture Secured Obligations shall be subordinated to the Liens in respect of such additional collateral securing the Loan Agreement Secured Obligations and any such DIP Financing and any other Liens granted to the Agent as adequate protection on the same basis as the other Liens securing the Indenture Secured Obligations are subordinated to the Loan Agreement Secured Obligations under this Agreement up to the Maximum Priority Debt Amount. Nothing contained herein shall prohibit or in any way limit the Agent, prior to the Discharge of Loan Agreement Secured Obligations, from objecting in any Insolvency Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies under the Indenture Loan Documents or otherwise.

         Section 6.03 Asset Sales. The Trustee agrees, on behalf of itself and the Noteholders, that it will not oppose any sale consented to by Agent of Collateral pursuant to Section 365(f) of Title 11 of the United States Code (or any similar provision in any other applicable Bankruptcy Law) so long as the proceeds of such sale are applied in accordance with this Agreement.

         Section 6.04 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510 of Title 11 of the United States Code. The Trustee, on behalf of itself and the Noteholders, agrees that all distributions that the Trustee or any Noteholder receives in any Insolvency Proceeding on account of the Collateral or Proceeds shall be held in trust by such Person and turned over to the Agent for application in accordance with Section 4.02 of this Agreement. To the extent that any amounts received by the Trustee or any Noteholder are paid over in connection with this provision, the obligations owed by the Debtors to such Person will be deemed to be reinstated to the extent of the amounts so paid over.

                                  ARTICLE VII.

                                 MISCELLANEOUS

         Section 7.01 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Agent pursuant to the provisions of this Agreement shall entitle the Trustee or any Noteholder to exercise any rights of subrogation in respect thereof until the Discharge of Loan Agreement Secured Obligations shall have occurred. Following the Discharge of Loan Agreement Secured Obligations, the Agent agrees to execute such documents, agreements, and instruments as the Trustee or any Noteholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Loan Agreement Secured Obligations resulting from payments or distributions to the Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Agent are paid by such Person upon request for payment thereof.

         Section 7.02 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent or the Trustee to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.02 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.02.

         Section 7.03 Representations. The Original Agent represents and warrants to the Trustee that it has the requisite power and authority under the Original Loan Agreement to enter into, execute, deliver, and carry out the terms of this Agreement, for and on behalf of itself and the Lenders. The Trustee represents and warrants that it has the requisite power and authority under the Indenture to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Noteholders.

         Section 7.04 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Trustee and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 7.05 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                  The Bank of New York
                  101 Barclay Street, Floor 8 West
                  New York, NY 10286
                  Facsimile: (212) 815-5707
                  Attention:  Robert Massimillo

and if to the Agent, mailed, sent or delivered thereto, addressed to it as follows:

                  Wells Fargo Foothill, Inc.
                  One Boston Place, 18th Floor
                  Boston, Massachusetts 02108
                  Attention:  Business Finance Manager
                  Facsimile:  617-523-1697

With a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  515 South Flower Street, 25th Floor
                  Los Angeles, California 90071
                  Attention:  John Francis Hilson, Esq.
                  Facsimile:  (213) 627-0705

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.05. All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

         Section 7.06 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 7.07 Continuing Agreement, Transfer of Loan Agreement Secured Obligations or Indenture Secured Obligations. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Discharge of the Loan Agreement Secured Obligations shall have occurred and the Indenture Secured Obligations shall have been paid in full, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any of the Agent, any Lender, the Trustee or any Noteholder may assign or otherwise transfer all or any portion of the Loan Agreement Secured Obligations or the

Indenture Secured Obligations, as applicable, to any other Person (other than a Debtor or any Subsidiary of a Debtor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to Agent, any Lender, the Trustee or any Noteholder, as the case may be, herein or otherwise.

         Section 7.08 Governing Law: Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         Section 7.09 Counterparts. This Agreement maybe executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.
Section 7.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their permitted assignees). No other Person (including any Debtor or any Subsidiary of any Debtor) shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof

         Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

         Section 7.13 Trustee Status. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to any Debtor or any Subsidiary of any Debtor, the Trustee, or any Noteholder, of the benefit of any exculpatory rights, privileges, immunities, indemnities, or reliance rights contained in any Indenture Loan Document, all of which rights, privileges, immunities and indemnities, the parties hereto agree are incorporated by reference herein. For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of any Debtor or of the Agent, and (b) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person. Each Debtor and Agent expressly acknowledge that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as Trustee under the Indenture with respect to the Notes issued thereunder and the other

Indenture Loan Documents and are not made by the Trustee in its individual commercial capacity.

         Section 7.14 Agent Status. Nothing in this Agreement shall be construed to operate as a waiver by the Agent, with respect to any Debtor or any Subsidiary of any Debtor, the Agent, or any Lender, of the benefit of any exculpatory rights, privileges, immunities, indemnities, or reliance rights contained in any Lender Loan Document, all of which rights, privileges, immunities and indemnities, the parties hereto agree are incorporated by reference herein. For all purposes of this Agreement, the Agent may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Agent to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of any Debtor or of the Trustee, and (b) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person. Each Debtor and Trustee expressly acknowledge that the subordination and related agreements set forth herein by the Agent are made solely in its capacity as Agent under the Loan Agreement and the other Lender Loan Documents and are not made by the Agent in its individual commercial capacity.

         Section 7.15 Acknowledgment. Each Debtor hereby acknowledges that it has received a copy of this Agreement and consents thereto, and agrees to recognize all rights granted thereby to the Agent and the Trustee and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Debtor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

         Section 7.16 VENUE; JURY TRIAL WAIVER.

                  (a) THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK AND THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION (OR TO THE EXTENT THAT TRUSTEE IS ENTITLED, PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, TO EXERCISE ITS REMEDIES UNDER THE INDENTURE AGREEMENTS, AT THE TRUSTEE'S OPTION), IN THE COURTS OF ANY JURISDICTION WHERE AGENT OR TRUSTEE, AS APPLICABLE, ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO

VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.17.

                  (b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         Section 7.17 Gaming Laws and Liquor Laws.

                  (a) The Trustee and the Agent acknowledge, understand and agree that the Applicable Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to them under this Agreement with respect to the Collateral subject to the Applicable Gaming Laws and Liquor Laws.

                  (b) If any consent under the Applicable Gaming Laws or Liquor Laws is required in connection with the taking of any of the actions which may be taken by either the Trustee or the Agent in the exercise of their rights hereunder, then each agrees to use its best efforts to secure such consent and to cooperate with the other party in obtaining any such consent. Upon the occurrence and during the continuation of any event of default under any Loan Document, each party shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee or the Agent may be required to file in order to obtain any necessary approvals under the Applicable Gaming Laws and Liquor Laws.

         Section 7.18 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the Indenture and the Original Loan Agreement. If this Agreement or all or any portion of either Party's rights or obligations hereunder are assigned or otherwise transferred to any other Person, such other Person shall execute and deliver an agreement containing terms substantially identical to those contained in this Agreement.

         IN WITNESS WHEREOF, the Agent, the Trustee, and each Debtor has caused this Agreement to be duly executed and delivered as of the date first above written.

AGENT:                 WELLS FARGO FOOTHILL, INC.,
                       a California corporation,
                       solely in its capacity as Agent (and not individually)


                       By:
                           ---------------------------------------------------
                                Name:
                                Title:



                   [Signature Page to Intercreditor Agreement]

TRUSTEE:               THE BANK OF NEW YORK,
                       solely in its capacity as Trustee (and not individually)


                       By:
                           ---------------------------------------------------
                                Name:
                                Title:




                   [Signature Page to Intercreditor Agreement]

DEBTORS:

                       THE MAJESTIC STAR CASINO, LLC,
                       an Indiana limited liability company



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------

                       BARDEN MISSISSIPPI GAMING, LLC,
                       a Mississippi limited liability company



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------

                       BARDEN COLORADO GAMING, LLC,
                       a Colorado limited liability company



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------



                       BARDEN DEVELOPMENT, INC.
                       an Indiana corporation



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------

                       THE MAJESTIC STAR CASINO
                       CAPITAL CORP., an Indiana corporation



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------




                   [Signature Page to Intercreditor Agreement]

                       MAJESTIC INVESTOR, LLC,
                       a Delaware limited liability company



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------

                       MAJESTIC INVESTOR HOLDINGS,
                       LLC, a Delaware limited liability company



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------

                       MAJESTIC INVESTOR CAPITAL
                       CORP., a Delaware corporation



                       By:
                           ---------------------------------------------------
                       Name:
                             -------------------------------------------------
                       Title:
                             -------------------------------------------------




                   [Signature Page to Intercreditor Agreement]